Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)
Registration Statement (Form S-8 No. 333-262571) pertaining to the 2022 Equity Incentive Plan, the 2022 Employee Stock Purchase Plan, and the 2017 Equity Incentive Plan of Arcellx, Inc., and
(2)
Registration Statement (Form S-8 No. 333-269105) pertaining to the 2022 Equity Incentive Plan and 2022 Employee Stock Purchase Plan of Arcellx, Inc.;

of our report dated March 29, 2023, with respect to the consolidated financial statements of Arcellx, Inc. included in this Annual Report (Form 10-K) of Arcellx, Inc. for the year ended December 31, 2022.

/s/ Ernst & Young LLP

Tysons, Virginia

March 29, 2023